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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
         Date of Report (Date of earliest event reported) July 21, 2004
                                                          -------------


                          BERKSHIRE HILLS BANCORP, INC.
                          -----------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     1-15781                04-3510455
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(State or other jurisdiction of       (Commission           (IRS Employer
       incorporation)                 File Number)          Identification No.)

                24 North Street, Pittsfield, Massachusetts 01201
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                    (Address of principal executive offices)

                                 (413) 443-5601
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)







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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE
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      On July 21, 2004, Berkshire Bank, the wholly-owned subsidiary of Berkshire
Hills Bancorp, Inc., entered into an Agreement to Purchase Assets and Assume Liabilities with The National Bank of Vernon (the "Agreement") pursuant to which Berkshire Bank will assume certain liabilities of The National Bank of Vernon's Oriskany Falls branch office and acquire certain assets, including the premises. As of June 30, 2004, the deposits to be purchased from The National Bank of Vernon totaled approximately $7.8 million. Berkshire Bank has agreed to pay a premium of 11.5% of the deposits on the acquisition date. The transaction is subject to certain conditions being satisfied prior to closing, including receipt of all required regulatory approvals.







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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BERKSHIRE HILLS BANCORP, INC.


Dated: July 21, 2004                      By: /s/ Wayne F. Patenaude
                                              -------------------------
                                              Wayne F. Patenaude
                                              Senior Vice President and
                                                Chief Financial Officer